UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 21, 2017
(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(Exact name of registrant as specified in its charter)

Washington	000-13468		91-1069248
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification Number)
incorporation or organization)

1015 Third Avenue, 12th Floor, Seattle, Washington		98104
(Address of principal executive offices)		(Zip Code)

(206) 674-3400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 7.01. Regulation FD Disclosure.

The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document, including the answers to questions 4, 7, 8 and 9, contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, changes in customer demand for Expeditors' services, changes in our sell rates and changes in carrier buy rates, changes in energy prices, regulatory and geopolitical changes, changes in foreign currency rates, or the creditworthiness of our customers and service providers.

SELECTED INQUIRIES RECEIVED THROUGH NOVEMBER 10, 2017

1.
Can you please talk about current trends in the North Asia and European region where the business outperformed in 3Q17? Also, can you please talk about South Asia, which appeared to underperform from a profitability perspective?

Put simply, we outperformed in areas where we were most successful in negotiating higher rates with our customers, onboarding new business, and, in certain cases, buying at lower rates. We discuss these trends in our most recent Form 10-Q. North Asia net revenues increased primarily due to increased air tonnage, an increase in ocean volumes and net revenue per container, and increases in order management. Europe net revenue increased on growth in air tonnage and higher sell rates in both air and ocean. South Asia net revenues declined as increased air tonnage and order management volumes were offset by higher buy rates in air.

The South Asia market in particular has seen larger increases in air buy rates, and the rate changes have occurred at a faster rate than in other markets. The reason is that the total transit of goods moving from South Asia to North America and Europe is much longer in terms of total flying times, resulting in higher costs for the carriers. During periods of high demand, carriers are interested in moving more cargo from North Asia, where their costs are lower and drive a higher margin to the carrier. This often results in capacity moving from South Asia to North Asia. Therefore, the capacity that remains in South Asia becomes even more limited, and hence the price increases occur faster than in North Asia.

2.	What are the average rate increases you’ve achieved in both the air and ocean markets on a y/y basis in 3Q17?

We do not disclose rate information for competitive reasons. However, we would note that the average rate increases varied significantly by lane, depending on market conditions and changes in our buy rates.

3.	Where is the majority of capex being spent today and why? How do you think that will change over the next 2 years?

We noted in our most recent 10-Q and other SEC filings that total anticipated capital expenditures in 2017 are currently estimated to be $100 million. This includes routine capital expenditures, such as continuing investments in technology, office and warehouse furniture, equipment and building and leasehold improvements. It also includes the construction of a building in Europe.

4.	Can you please give an update on Phil Coughlin’s new team and the progress they are making?

Since creating this new position, Phil has been assembling his team to identify new opportunities in the form of new markets and new services. In addition to staffing and structure, he and his group are being methodical and spending significant time analyzing customer and market data to see how processes and technologies are being applied industrywide. That work continues and we will provide an update when we have something to disclose.

5.	Can you please talk about what you think is driving the acceleration in tonnage and TEU growth?

There are no particular verticals or geographies driving the volume growth that we have seen. Our observation is that the growth has been broad-based.

6.	In what regions are you seeing the most price volatility for air and ocean carriers?

We have experienced price volatility across all regions for both ocean and air products. However, as discussed previously in question 1, volatility has been particularly acute in lanes from North and South Asia to the U.S. and Europe.

7.	Can you please talk about the progress being made on the China import initiative?

We have been continuing to develop the China import and customs brokerage infrastructure with dedicated resources in customs brokerage personnel, systems, reporting, and expertise. We received Advanced Authorized Economic Operator certification for the whole of China in June 2017. We have one of the strongest customs brokerage operations in China, which leverages our existing branch network. We believe we are in a strong position to take advantage of this market as it continues to grow as an import, consumer-driven market.

8.
Do you have any new views on the impact blockchain could have on forwarding, particularly customs brokerage? Are you involved in any industry initiatives or programs related to its development and deployment within the industry?

We have previously commented that we view blockchain as one of many emerging technologies that may be a useful tool in our business. While it is still too early to know how this technology could be integrated into or benefit our operations, we will continue to monitor its development and applications and be ready to implement blockchain where opportunities present themselves.

9.	Do you view the company’s edge over competitors as having changed in recent years? Is there a need to differentiate yourselves in areas that you have not in the past?

Our industry is highly competitive with many formidable incumbents, in addition to new players both large and small. We are watching and navigating all of it. One pillar of differentiation is that we start with the right people, hiring for attitude and training for skills. We retain those people through our unique compensation system, which encourages high levels of customer service and execution. We also focus relentlessly on processes to improve efficiency throughout our organization and for our customers. Underpinning everything is our technology. We have always believed that our single, global technology platform enables greater speed, visibility, and reporting across the network. It also allows us to introduce new capabilities throughout our organization worldwide. This constant focus on people, processes and technology is a key differentiator and drives our success.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

November 21, 2017	/s/ JEFFREY S. MUSSER
Jeffrey S. Musser, President, Chief Executive Officer and Director

November 21, 2017	/s/ BRADLEY S. POWELL
Bradley S. Powell, Senior Vice President and Chief Financial Officer